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                                                                    Exhibit 16.1


October 22, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the caption "Change In Accountants" of Form S-1 dated October 23, 1997, of PRA International, Inc. and are in agreement with the statements contained in the first and second paragraphs on page 25 therein. We have no basis to agree or disagree with the statements in the third paragraph of the Form S-1 of PRA International, Inc. contained therein.


                                                /s/ Ernst & Young LLP